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                                  EXHIBIT 23.2

                CONSENT OF ROMITO, TOMASETTI & ASSOCIATES, P.C.,
                              INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Interactive Group, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 17, 1995 with respect to the combined financial statements of Intrepid Software, Inc. included in the Form 10-K filed with the Securities and Exchange Commission on March 28, 1996.


                      ROMITO, TOMASETTI & ASSOCIATES, P.C.


Burlington, Massachusetts
November 19, 1996